Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated July 9, 2024, in Amendment No. 1 to the Registration Statement (Form F-1 No. 333-282154) and related prospectus of Moove Lubricants Holdings for the registration of 25,000,000 common shares.

/s/ Ernst & Young Auditores Independentes S/S Ltda.

São Paulo, Brazil

September 30, 2024